EXHIBIT A


         Description of Licensed Products

The trademarked "Wetwool" fabric, a passive fire control coating material, used in fire or radiant heat protective applications. Examples of products and technologies developed by Cease-Fire Technologies Pty, Ltd. ("Licensor") include intumescent paint for safety applications, fire retardant clear coating for timber, wildfire emergency erect curtain, fabric fire retardants, and passive fire retardant coating for any porous surface.

Wetwool is a proprietary, trademarked, non-woven wool fabric impregnated with super-absorbent polymer crystals.

Wetwool's distinct characteristics are as follows:

(1) is relatively light and easy to handle when dry; (2) provides extremely efficient shield against radiant heat; (3) is easy to wet, retains moisture far better than other fabrics; (4) is relatively hardy against direct flame impingement; and (5) is heavy when wet down which helps keep it in place in the presence of strong wind fires.

Wetwool's wide ranging applications include:

(a) protective gear and applications for fire fighters;
(b) protective tarps for property, vehicles or anything that requires protection against fire; (c) protective personal items such as wildfire ponchos; and (d) protective barriers against embers.

Safe Idea, Inc. ("Licensee") licenses from the Licensor, "Wetwool" products, technologies and its applications herein ("Licensed Products").





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